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                                                                   Exhibit 23.02
                                                                   -------------


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Incentive Stock Option Plan, 1996 Incentive Stock Option Plan No. 2, 1997 Employee Stock Purchase Plan and 1997 Equity Incentive Plan of At Home Corporation of our report dated May 1, 1997, except for Note 9 as to which the date is July 8, 1997, with respect to the consolidated financial statements of At Home Corporation, included in the Registration Statement (Form S-1, No 333-27323) and the related Prospectus, filed with the Securities and Exchange Commission.

                                                               ERNST & YOUNG LLP

San Jose, California
July 10, 1997